Exhibit 15

Acknowledgement of Independent Auditor

October 27, 2004

To the Board of Directors of

        WellChoice, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan and WellChoice, Inc. 2003 Employee Stock Purchase Plan of our report dated October 14, 2004 relating to the unaudited consolidated interim financial statements of WellChoice, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2004.

/s/ Ernst & Young LLP

New York, NY